Exhibit 107
Calculation of Filing Fee Table

S-1
(Form Type)

Sonder Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fee Previously Paid
	Equity	Common stock, par value $0.0001 per share (PIPE Shares)(3)	Rule 457(c)	32,216,785	$7.58(2)	$244,042,147	$92.70 per $1,000,000	$22,623
	Equity	Common stock, par value $0.0001 per share(4)	Rule 457(c)	109,589,838	$7.58(2)	$830,143,023	$92.70 per $1,000,000	$76,955
	Equity	Common stock, par value $0.0001 per share (Private Warrant Shares)(5)	Rule 457(c)	5,500,000	$7.58(2)	$41,662,500	$92.70 per $1,000,000	$3,863
	Equity	Common stock, par value $0.0001 per share (Public Warrant Shares)(6)	Rule 457(c)	9,000,000	$7.58(2)	$68,175,000	$92.70 per $1,000,000	$6,320
	Equity	Common stock, par value $0.0001 per share (Delayed Draw Warrants)(7)	Rule 457(c)	2,475,000	$7.58(2)	$18,748,125	$92.70 per $1,000,000	$1,738
	Equity	Common stock, par value $0.0001 per share (TPC Warrants)(8)	Rule 457(c)	425,706	$7.58(2)	$3,224,723	$92.70 per $1,000,000	$299
	Equity	Warrants to purchase Common Stock (Private Placement Warrants)(6)	Rule 457(g)	5,500,000	$—(9)	$—(9)	$92.70 per $1,000,000	$—(9)
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$1,205,995,518		$111,798
	Total Fee Offsets
	Net Fee Due					$1,205,995,518		$111,798

(1)Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock (“Common Stock”) that become issuable as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Common Stock, as applicable.
(2)Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act based on the average of the high and low prices of the Common Stock quoted on the Nasdaq Global Select Market on January 24, 2022.
(3)Consists of an aggregate of (A) 20,000,000 outstanding shares of the Registrant’s Common Stock beneficially owned by a number of subscribers purchased from the Registrant, for a purchase price of $10.00 per share, pursuant to separate PIPE subscription agreements (the “Existing PIPE Investment”), (B) 11,507,074 outstanding shares of the Registrant’s Common Stock beneficially owned by a number of subscribers purchased from the Registrant, for a purchase price of $8.89 per share, pursuant to separate PIPE subscription agreements (the “New PIPE Investment”), and (C) 709,711 shares of the Registrant’s Common Stock purchased by Gores Metropoulos II, LLC (the

“Sponsor”) at a price of $10.00 per share pursuant to a separate PIPE subscription agreement (the “Additional Sponsor PIPE Investment” and, together with the Existing PIPE Investment and the New PIPE Investment, the “PIPE Investment”). These shares are registered for resale on this Registration Statement.
(4)Consists of (A) an aggregate of 9,972,715 shares of Common Stock held by GM Sponsor II, LLC, HRM Holdings II, LLC and certain former independent directors, (B) an aggregate of 68,107,380 shares of Common Stock that were previously registered pursuant to the registration statement on Form S-4 filed with the SEC on December 20, 2021 (File No. 333-257726), owned by certain former stockholders of Sonder Operating Inc. (formerly known as Sonder Holdings Inc.), (C) up to 7,272,691 shares that were previously registered pursuant to the registration statement on Form S-4 filed with the SEC on December 20, 2021 (File No. 333-257726), and which are issuable to certain former stockholders of Legacy Sonder upon the achievement of certain trading price targets for our Common Stock (the “Earn Out Shares”); (D) an aggregate of 22,387,448 shares of Common Stock that were previously registered pursuant to the registration statement on Form S-4 filed with the SEC on December 20, 2021 (File No. 333-257726), and which are issuable upon exchange of Canada Exchangeable Shares to certain former stockholders of Legacy Sonder; (E) 20,336 shares of Common Stock issuable upon the exercise of certain outstanding options to purchase Common Stock held by individuals who terminated their employment with Legacy Sonder prior to the Business Combination (the “Former Employee Options”) and (F) an aggregate of 1,829,268 shares of Common Stock transferred by Francis Davidson pursuant to a stock transfer agreement dated April 2021. These shares are registered for resale on this Registration Statement.
(5)Refers to (A) 5,500,000 private placement warrants held by GM Sponsor II, LLC and HRM Holdings II, LLC registered for resale on this Registration Statement and (B) 5,500,000 shares of the Registrant’s Common Stock issuable upon exercise of such warrants registered for issuance and resale on this Registration Statement. Each such warrant is exercisable for one share of the Registrant’s Common Stock at a price of $11.50 per share, subject to adjustment.
(6)Consists of 9,000,000 shares of the Registrant’s Common Stock issuable upon exercise of public warrants, which are registered for issuance and resale on this Registration Statement. Each such warrant is exercisable for one share of the Registrant’s Common Stock at a price of $11.50 per share, subject to adjustment.
(7)Consists of 2,475,000 shares of the Registrant’s Common Stock issuable upon exercise of warrants in connection with the funding of certain delayed draw subordinated secured notes, each exercisable for one share of the Registrant’s Common Stock at a price of $12.50 per share, subject to adjustment. These shares are registered for issuance and resale on this Registration Statement.
(8)Consists of 425,706 shares of Common Stock issuable upon exercise of warrants assumed by the Registrant in connection with the business combination with Sonder Operating Inc. (formerly known as Sonder Holdings Inc.).
(9)Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying Common Stock.

Table 2—Fee Offset Claims and Sources

Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rules 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3—Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date